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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this registration statement on Form S-3 (File No. 333-43031) of our report dated June 12, 1997, on our audits of the financial statements and financial statement schedules of Information Management Technologies Corporation. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data" in the Prospectus.

                                          /s/ MAHONEY COHEN & COMPANY, CPA, P.C.
                                          --------------------------------------
                                          Mahoney Cohen & Company, CPA, P.C.


New York, New York
May 14, 1998